UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

VARONIS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 28th Floor
New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Purchase Agreement

On September 5, 2024, Varonis Systems, Inc. (the “Company” or “Varonis”) entered into a purchase agreement among the Company and the representatives of the several initial purchasers (the “Purchase Agreement”) relating to the sale of $460.0 million aggregate principal amount of 1.00% Convertible Senior Notes due 2029 (the “Notes”), reflecting the exercise in full of the initial purchasers’ option to purchase an additional $60.0 million aggregate principal amount of Notes. The Notes were sold in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company estimates that the net proceeds from the sale of the Notes, after deducting initial purchaser discounts and offering expenses, were approximately 449.6 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development, capital expenditures and other general corporate purposes. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, offerings, and technologies, although the Company does not have agreements or commitments for any material acquisitions or investments at this time. The Company also used approximately $55.5 million of the net proceeds from this offering to pay the aggregate cost of Capped Call Transactions into which it entered, as described below.

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

The Notes were issued pursuant to an Indenture dated September 10, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on September 15, 2029, unless earlier converted, redeemed or repurchased. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025, at a rate of 1.00% per year.

The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “common stock”), at the option of a holder, prior to the close of business on the business day immediately preceding March 15, 2029, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes, as determined following a request by a holder of the Notes in the manner described in the Indenture, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of certain corporate events specified in the Indenture. In addition, regardless of the foregoing circumstances, on or after March 15, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Notes at any time

The initial conversion rate for the Notes is 14.7419 shares of the Company’s common stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $67.83 per share of the Company’s common stock). The conversion rate will be subject to adjustment in some events (including customary anti-dilution scenarios, voluntary increases by the Company if determined to be in the Company’s best interest, subject to the applicable rules of The Nasdaq Stock Market LLC, and voluntary adjustments by the Company to avoid or diminish income tax to holders of the Company’s common stock or rights to purchase shares of the Company’s common stock in connection with certain distributions, subject to the applicable rules of The Nasdaq Stock Market LLC), but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Notes’ maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or convert its Notes called for redemption during the related redemption period, as the case may be, in certain circumstances, according to the stock price table set forth in the Indenture. Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Notes will not be redeemable at the Company’s option prior to September 20, 2027. The Company may redeem for cash all or any portion (subject to a partial redemption limitation) of the Notes, at its option, on a redemption date occurring on or after September 20, 2027, and on or prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are the Company’s unsecured obligations and rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment with all of the Company’s liabilities that are not so subordinated, including the Company’s 1.25% Convertible Senior Notes due 2025, effectively junior to any of the Company’s secured indebtedness the Company incurs in the future to the extent of the value of the assets securing such indebtedness, and structurally subordinate to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 (with the form of Note included as Exhibit A thereto), to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On September 5, 2024, in connection with the pricing of the Notes, the Company entered into capped call transactions (the “Initial Capped Call Transactions”) with UBS AG, London Branch, Barclays Bank PLC, RBC Capital Markets, LLC, Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC and/or their affiliates (the “Option Counterparties”). In addition, in connection with initial purchasers’ exercise in full of their option to purchase additional Notes, on September 6, 2024, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Initial Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $104.36 (which represents a premium of 100% over the last reported sale price of the Company’s common stock on September 5, 2024), subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, concurrently with or shortly after the pricing of the Notes, the Option Counterparties and/or their respective affiliates may have entered or may enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by the Company on any fundamental change repurchase date, any redemption date, or any other date on which the Notes are retired by the Company, in each case, if the Company exercises its option to terminate the relevant portion of the Capped Call Transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect holders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of common stock, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under “Indenture and Notes” is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information provided in this Current Report on Form 8-K under “Explanatory Note” and in Item 1.01 under “Indenture and Notes” is hereby incorporated by reference into this Item 3.02.

The Company’s offering of the Notes to the initial purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial purchasers in the Purchase Agreement for the Notes, including that the initial purchasers would only offer, sell or deliver the Notes to persons whom they believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Notes and the shares of the Company’s common stock into which the Notes are convertible, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding the anticipated use of the net proceeds from the offering, and expectations regarding the effect of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates, are forward-looking statements these statements are not guarantees of future performance but are based on management’s expectations as of the date of this Current Report on Form 8-K and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the anticipated use of the net proceeds of the offering of the Notes; the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the Notes; the Company’s discretion on whether to exercise the option to terminate a portion of the Capped Call Transactions upon certain events in respect of the Notes; the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of Varonis’ clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with Varonis’ previously issued convertible notes and capped-call transaction. These and other important risk factors are described more fully in the Company’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

Item 8.01 Other Events

On September 5, 2024, the Company issued a press release announcing its proposed private offering of $350 million aggregate principal amount of convertible senior notes due 2029 pursuant to Rule 144A under the Securities Act. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 5, 2024, the Company issued a press release announcing that it had priced the above-referenced offering in an upsized amount of $400 million aggregate principal amount of convertible senior notes due 2029. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits (d)

Exhibit No.	Description
4.1	Indenture, dated as of September 10, 2024, by and between Varonis Systems, Inc. and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note, representing Varonis Systems, Inc.’s 1.00% Convertible Senior Notes due 2029 included as Exhibit A).
10.1	Form of Confirmation for Capped Call Transactions.
99.1	Press Release dated September 5, 2024.
99.2	Press Release dated September 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: September 10, 2024	By:	/s/ Dov Gottlieb
	Name:	Dov Gottlieb
	Title:	Vice President and General Counsel

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